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                                                                      EXHIBIT 23



                           Stonefield Josephson, Inc.
                        1620 26th Street, Suite 400 South
                           Santa Monica, CA 90404-4041
                                  310-453-9400



                         Consent of Independent Auditors



Board of Directors
One Voice Technologies, Inc.
San Diego, CA


We consent to inclusion of our Independent Auditors' Report dated September 13, 1999 on the financial statements of One Voice Technologies, Inc. for the year ended December 31, 1998, and to the reference to us as Experts, in Item 5 to the General Form for Registration of Securities of Small Business issuers under
Section 12(b) or 12(g) of the Securities Act of 1934 dated October 5, 1999, filed with the Securities and Exchange Commission (the "Commission") on Form 10-SB.


/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, CA
October 5, 1999